Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-67176 and No. 333-50306) and Form S-8 (No. 333-90917, No. 333-73424, No. 333-57405, No. 33-88194 and No. 333-91918) of Symphonix Devices, Inc. of our report dated January 24, 2003, except as to Note 12, which is as of March 20, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 26, 2003